Exhibit 99.1

COURTYARD

JUNE 30, 2012

APPLE REIT EIGHT *2012 Second Quarter*

DEAR SHAREHOLDER, Key indicators of hotel performance including occupancy, average daily rate and revenue per available room have improved across the U.S. hotel industry in 2012 and according to industry analysts the outlook for the remainder of the year is positive. The Apple REIT Eight, Inc. portfolio includes 51 Marriott®- and Hilton®-branded hotels that are strategically located in diversified markets across 19 states, and I am optimistic the Company will continue to see improvements in 2012.

I am pleased to report the Apple REIT Eight portfolio of 51 hotels achieved revenue per available room (RevPAR) of $92 for the second quarter of 2012, an increase of approximately three percent as compared to the same period of 2011. The average occupancy rate for the second quarter of this year was in line with previous year’s results at 78 percent and the average daily rate (ADR) was up by four percent, at $118. For the six-month period ending June 30, 2012, RevPAR was $83, up by approximately four percent in comparison to the same period last year.

Funds from operations (FFO) for the second quarter of this year totaled $13.9 million, or $0.15 per share, and for the six-month period ending June 30, 2012, FFO was $20.6 million, or $0.22 per share, in line with FFO results for the same periods of 2011. Over the first six months of the year, the Company paid distributions of approximately $0.275 per share. The current annualized distribution rate for the Company is $0.55 per share. Our annualized distribution rate is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance. Although we strive for consistency over the life of our program, we may make adjustments as needed, based on available cash resources. For reference, since the time of the Company’s first distribution payment through July 31,

2012, we have paid approximately $3.84 per share, or $330 million, in shareholder distributions.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereiteight.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Throughout the history of Apple REIT Eight, our team has remained focused on maximizing shareholder value through the ownership of lodging real estate. Our portfolio includes high-quality, well-branded hotels and our balance sheet is solid, with a debt level of approximately 26 percent as compared to our total initial capitalization. As the hotel industry continues to see improvement, I believe the Company is well positioned for the future. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2012	Three months ended June 30, 2011	Six months ended June 30, 2012	Six months ended June 30, 2011
REVENUES
Room revenue	$49,984	$48,389	$90,224	$85,885
Other revenue	3,647	3,494	6,624	6,315

Total revenue	$53,631	$51,883	$96,848	$92,200
EXPENSES
Direct operating expense	$13,630	$12,835	$25,855	$24,099
Other hotel operating expenses	20,862	20,329	39,837	38,829
General and administrative	1,655	1,405	3,502	2,539
Depreciation	9,249	9,196	18,326	18,029
Interest expense, net	3,629	3,344	7,040	6,039

Total expenses	$49,025	$47,109	$94,560	$89,535
NET INCOME
Net income	$4,606	$4,774	$2,288	$2,665

Net income per share	$0.05	$0.05	$0.02	$0.03
FUNDS FROM OPERATIONS (A)
Net income	$4,606	$4,774	$2,288	$2,665
Depreciation of real estate owned	9,249	9,196	18,326	18,029

Funds from operations (FFO)	$13,855	$13,970	$20,614	$20,694

FFO per share	$0.15	$0.15	$0.22	$0.22
WEIGHTED-AVERAGE SHARES OUTSTANDING	93,105	94,196	93,202	94,280

OPERATING STATISTICS
Occupancy	78%	78%	74%	72%
Average daily rate	$118	$114	$113	$110
RevPAR	$92	$89	$83	$80
Number of hotels	51	51
Distributions per share	$0.14	$0.19	$0.28	$0.39

Balance Sheet Highlights (Unaudited)

(In thousands)		June 30, 2012		December 31, 2011
ASSETS
Investment in real estate, net		$903,894		$914,594
Other assets		29,344		21,115

Total assets		$933,238		$935,709

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$257,821		$236,257
Other liabilities		30,842		27,464

Total liabilities		288,663		263,721
Total shareholders’ equity		644,575		671,988

Total liabilities & shareholders’ equity		$933,238		$935,709

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2012 and the results of operations for the interim period ended June 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2011 Annual Report.

Clockwise from left: HAMPTON INN, BOWLING GREEN, KY; RENAISSANCE NEW YORK HOTEL 57, NEW YORK CITY, NY; HILTON GARDEN INN, HILTON HEAD, SC

CORPORATE PROFILE Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Renaissance® Hotels, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,912 guestrooms in 19 states. MISSION Apple REIT Eight, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: COURTYARD, CAROLINA BEACH, NC; MARRIOTT, CHESAPEAKE, VA; HAMPTON INN, DUNN, NC; RESIDENCE INN, ROGERS, AR; COURTYARD, HARRISONBURG, VA; FAIRFIELD INN & SUITES, OVERLAND PARK, KS

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels

ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento, San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah (2)
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville, Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake, Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereiteight.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com